Exhibit 3.20

BYLAWS
OF
S. C. JOHNSON COMMERCIAL MARKETS, INC.
A Delaware Corporation

(NOW KNOWN AS JOHNSONDIVERSEY, INC.)

ii

These By-laws are subject to, and governed by, the Certificate of Incorporation (herein so called, including all amendments thereto and statements and designations filed therewith) of S.C. Johnson Commercial Markets, Inc. and the statutes, regulations, common law, and other laws of the State of Delaware (“law” or “laws”) (including, without limitation, the General Corporation Law of the State of Delaware as currently in effect or hereafter amended). In the event of a conflict between the provisions of these By-laws and the mandatory provisions of the law or of the Certificate of Incorporation, such provisions of the law or the Articles of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

SECTION 1.1  Registered Office.    The registered office of the corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19805, in the County of New Castle. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

SECTION 1.2  Other Offices.    The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1  Place and Time of Meetings.    An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the board of directors or as set by the chairman of the board.

SECTION 2.2  Special Meetings.    Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by two or more members of the board of directors or the chairman of the board and shall be called by the president upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the outstanding shares of any series or class of the corporation’s Capital Stock.

SECTION 2.3  Place of Meetings.    The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

SECTION 2.4  Notice.    Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairman of the board or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawful.

SECTION 2.5  Stockholders List.    The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.6  Quorum.    Except as otherwise provided by applicable law or by the certificate of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.7 of this Article, until a quorum shall be present or represented.

SECTION 2.7  Adjourned Meetings.    When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.8  Vote Required.    When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

SECTION 2.9  Voting Rights.    Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 6.3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

SECTION 2.10  Proxies.    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SECTION 2.11  Action by Written Consent.    Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III

DIRECTORS

SECTION 3.1  General Powers.    The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

SECTION 3.2  Number, Election and Term of Office.    The number of directors which shall constitute the board shall be nine; provided that the number of directors may be changed from time to time by resolution of the board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 3.4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

SECTION 3.3  Removal and Resignation.    Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s Certificate of Incorporation, the provisions of this section shall apply, in respect to the removal without cause or a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

SECTION 3.4  Vacancies.    Except as otherwise provided by the Certificate of Incorporation of the corporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the holders of the corporation’s outstanding stock entitled to vote thereon. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

SECTION 3.5  Annual Meetings.    The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

SECTION 3.6  Other Meetings and Notice.    Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or vice president on at least five days notice to each director, either personally, by telephone, by mail or by telegraph, in like manner and on like notice the president must call a special meeting on the written request of at least a majority of the directors.

SECTION 3.7  Quorum, Required Vote and Adjournment.    A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.8  Committees.    The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

SECTION 3.9  Committee Rules.    Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 3.8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3.10  Communications Equipment.    Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

SECTION 3.11  Waiver of Notice and Presumption of Assent.    Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

SECTION 3.12  Action by Written Consent.    Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 4.1  Number.    The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board and chief executive officer, a president and chief operating officer, one or more vice-presidents, a secretary, a treasurer and a general counsel, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of president and secretary. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

SECTION 4.2  Election and Term of Office.    The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The chief executive officer shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

SECTION 4.3  Removal.    Any officer or agent elected or appointed by the board of directors or appointed by the chief executive officer may be removed (a) by the board of directors and (b) if appointed by the chief executive officer, by the chief executive officer, but such removal by either the board of directors or the chief executive officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

SECTION 4.4  Vacancies.    Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

SECTION 4.5  Compensation.    Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

SECTION 4.6  The Chairman of the Board and Chief Executive Officer.    The chairman of the board and chief executive officer shall be responsible for the continuing success of the Corporation; shall give overall direction and leadership to the business; and shall direct long-term planning to develop and implement broad corporate objectives. He shall also direct, administer and coordinate the business operations in accordance with the objectives, policies and plans approved by the board of directors. He may sign or authorize the signing of all legal documents and may otherwise bind the Corporation.

SECTION 4.7  The President and Chief Operating Officer.    The president and chief operating officer shall perform such duties and have such authority as are incident to his or her office or are from time to time may be delegated or assigned to him or her by the chief executive officer or by the board of directors.

SECTION 4.8  Vice-presidents.    Each vice-president shall perform such duties and have such authority as are incident to his or her office or are from time to time delegated or assigned to him or her by the chief executive officer or by the board of directors.

SECTION 4.9  The Secretary and Assistant Secretaries.    The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretaries shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or secretary may, from time to time, prescribe.

SECTION 4.10  The Treasurer and Assistant Treasurer.    The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer or treasurer may, from time to time, prescribe.

SECTION 4.11  Other Officers, Assistant Officers and Agents.    Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

SECTION 4.12  Absence or Disability of Officers.    In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

SECTION 5.1  Indemnification for Successful Defense.    Within twenty (20) days after receipt of a written request pursuant to Section 5.3, the Corporation shall indemnify a Director or Officer, to the extent he or she has been successful on the merits or otherwise in the defense of a Proceeding, or in the defense of any claim for all reasonable Expenses incurred in the Proceeding if the Director or Officer was a party because he or she is a Director or Officer of the Corporation.

SECTION 5.2  Other Indemnification.

(a)  With respect to indemnification with respect to a Third Party Proceeding, in cases not included under Section 5.1, the Corporation shall indemnify a Director or Officer against all Liabilities and Expenses actually and reasonably incurred by the Director or Officer in a Proceeding to which the Director or Officer was a party because he or she is a Director or Officer of the Corporation, provided that:

(1)  the Director or Officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation; and

(2)  with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

provided that the termination of a Proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  With respect to indemnification with respect to a Derivative Proceeding, in cases not included under Section 5.1, the Corporation shall indemnify a Director or Officer against all Expenses actually and reasonably incurred by the Director or Officer in a Proceeding to which the Director or Officer was a party because he or she is a Director or Officer of the Corporation, provided that:

(1)  the Director or Officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation; and

(2)  no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 5.3  Written Request.    A Director or Officer who seeks indemnification under Sections 5.1 or 5.2 shall make a written request to the Corporation.

SECTION 5.4  Nonduplication.    The Corporation shall not indemnify a Director or Officer under Sections 5.1 or 5.2 if the Director or Officer has previously received indemnification or allowance of Expenses from any person, including the Corporation, in connection with the same Proceeding. However, the Director or Officer has no duty to look to any other person for indemnification.

SECTION 5.5  Determination of Right to Indemnification.    Any indemnification under Section 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5.2(a) or (b). Such determination shall be made as follows.

(a)  A Director or Officer seeking indemnification under Section 5.2, who is not a director or officer of the Corporation at the time of such determination, shall select one of the following means for determining his or her right to indemnification:

(1)  By a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the same or related Proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related Proceedings. Directors who are parties to the same or related Proceedings may participate in the designation of members of the committee.

(2)  By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in Section 5.5(a)(1) immediately above or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related Proceedings.

(3)  By a panel of three (3) arbitrators consisting of one arbitrator selected by those Directors entitled under Section 5.5(a)(2) immediately above to select independent legal counsel, one arbitrator selected by the Director or Officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

(4)  By an affirmative vote of shares of the voting stock of the Corporation represented at a meeting of stockholders at which a quorum of such shares is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related Proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(5)  By a court under Section 5.8.

(6)  By any other method provided for in any additional right to indemnification permitted under Section 5.7.

(b)  A Director or Officer seeking indemnification under Section 5.2, who is a director or officer of the Corporation at the time of such determination, shall select one of the following means for determining his or her right to indemnification:

(1)  By a majority vote of the directors of the Corporation not at the time parties to the same or related Proceedings, if such disinterested directors constitute a quorum of the board of directors.

(2)  By majority vote of a committee designated by majority vote of such disinterested directors (even though less than a quorum) and consisting solely of two (2) or more directors who are not at the time parties to the same or related Proceedings.

(3)  If there are no disinterested directors (or if the Director or Officer selects a determination pursuant to Section 5.5(b)(1) and the disinterested directors so direct), by independent legal counsel (in a written opinion) selected by a majority vote of the disinterested directors voting at a meeting at which such disinterested directors constitute a quorum or selected by a committee designated in the manner prescribed in Section 5.5(b)(2) immediately above.

(4)  By a vote of the stockholders of the Corporation in accordance with the same procedure and requirements as set forth in Section 5.5(a)(4).

(c)    In any determination under Section 5.5(a) or (b), as applicable, the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 5.2 should not be allowed.

(d)  A written determination as to a Director’s or Officer’s indemnification under Section 5.2 shall be submitted to both the Corporation and the Director or Officer within sixty (60) days of the selection made under Section 5.5(a) or (b), as applicable.

(e)  If it is determined that indemnification is required under Section 5.2, the Corporation shall pay all Liabilities and Expenses not prohibited by Section 5.4 within ten (10) days after receipt of the written determination under clause (d) above. The Corporation shall also pay all Expenses incurred by the Director or Officer in the determination process under clause (a) or (b) above, as applicable.

SECTION 5.6  Advance of Expenses.    Within ten (10) days after receipt of a written request by a Director or Officer who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred if the Director or Officer provides the Corporation with all of the following:

(a)  A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

(b)  A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 5.5 that indemnification under Section 5.2 is not required and that indemnification is not ordered by a court under Section 5.8(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the Director or Officer and shall be accepted without reference to his or her ability to repay the allowance. The undertaking shall be unsecured.

SECTION 5.7  Nonexclusivity.

(a)  Except as provided in Section 5.7(b) below, Sections 5.1, 5.2 and 5.6 do not preclude any additional right to indemnification or allowance of Expenses that a Director or Officer may have under any of the following:

(1)  The Articles of Incorporation.

(2)  A written agreement between the Director or Officer and the Corporation.

(3)  By a vote of the Directors of the Corporation in accordance with the same procedure and requirements as set forth in Section 5.5(a)(1).

(4)  By a vote of the stockholders of the Corporation in accordance with the same procedure and requirements as set forth in Section 5.5(a)(4).

(5)  The by-laws of Commercial Markets Holdco, Inc., a Wisconsin corporation and a stockholder of the Corporation.

(b)  Regardless of the existence of an additional right under Section 5.7(a), the Corporation shall not indemnify a Director or Officer, or permit a Director or Officer to retain any allowance of Expenses unless it is determined by or on behalf of the Corporation that the Director or Officer met the applicable standard of conduct set forth in such Section 5.2(a) or (b), as applicable. A Director or Officer who is a Party to the same or related Proceeding for which indemnification or an allowance of Expenses is sought may not participate in a determination under this subsection.

(c)  Except as set forth in Section 5.7(d) below, Sections 5.1 to 5.14 do not affect the Corporation’s power to pay or reimburse Expenses incurred by a Director or Officer in any of the following circumstances:

(1)  As a witness in a Proceeding to which he or she is not a Party.

(2)  As a plaintiff or petitioner in a Proceeding because he or she is or was an employee, agent, Director or Officer of the Corporation.

(d)  Reimbursement of a Director or Officer under the circumstances set forth in Section 5.7(c) shall be authorized by any of the following:

(1)  A written agreement between the Director or Officer and the Corporation.

(2)  By a vote of the Directors of the Corporation in accordance with the same procedure and requirements as set forth in Section 5.5(a)(1).

(3)  By a vote of the stockholders of the Corporation in accordance with the same procedure and requirements as set forth in Section 5.5(a)(4).

SECTION 5.8  Court-Ordered Indemnification.    Except as provided otherwise by written agreement between the Director or Officer and the Corporation, a Director or Officer who is a Party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to the Court of Chancery. Application shall be made for an initial determination by the court under Section 5.5(a)(5) or for review by the court of an adverse determination under Section 5.5(a)(1), (2), (3), (4) or (6) or 5(b). After receipt of an application, the court shall give any notice it considers necessary.

(a)  The court shall order indemnification if it determines any of the following:

(1)  That the Director or Officer is entitled to indemnification under Sections 5.1 or 5.2.

(2)  That the Director or Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 5.2.

(b)  If the court determines under Section 5.8(b) that the Director or Officer is entitled to indemnification, the Corporation shall pay the Director’s or Officer’s Expenses incurred to obtain the court–ordered indemnification.

SECTION 5.9  Indemnification and Allowance of Expenses of Employees.    The Corporation shall indemnify an employee of the Corporation who is not a Director or Officer of

the Corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation. In addition, the Corporation may indemnify and allow reasonable Expenses of an employee or agent who is not a Director or Officer of the Corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract, provided that such employee or agent has met the standard of conduct applicable to Directors and Officers as set forth in Section 5.2(a) and (b), as applicable, and the Corporation has made a determination that such standard has been met.

SECTION 5.10  Insurance.    The Corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, Director or Officer of the Corporation against Liability asserted against or incurred by the individual in his or her capacity as an employee, agent, Director or Officer, regardless of whether the Corporation is required or authorized to indemnify or allow Expenses to the individual against the same Liability under Sections 5.1, 5.2, 5.6, 5.7 and 5.9.

SECTION 5.11  Securities Law Claims.

(a)  The Corporation shall provide indemnification and allowance of Expenses and may insure for any Liability incurred in connection with a Proceeding involving securities regulation described under Section 5.11(b) to the extent required or permitted under Sections 5.1 to 5.10.

(b)  Sections 5.1 to 5.10 apply, to the extent applicable to any other Proceeding, to any Proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

SECTION 5.12  Liberal Construction.    In order for the Corporation to obtain and retain qualified Directors, Officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers and, where Section 5.9 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

SECTION 5.13  Contract Nature of Article V; Repeal or Limitation of Rights.    This Article V shall be deemed to be a contract between the Corporation and each Director and Officer and any repeal or other limitation of this Article V or any repeal or limitation of the Delaware General Corporation Law or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article V with regard to acts, omissions or events arising prior to such repeal or limitation.

SECTION 5.14  Definitions Applicable to this Article.    As used in this Article V, the following words and phrases shall have the meanings set forth below:

(a)  “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

(b)  “Corporation” means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor Corporation’s existence ceased upon the consummation of a merger or other transaction.

(c)  “Director or Officer” means any of the following:

(1)  An individual who is or was a director or officer of this Corporation.

(2)  An individual who, while a director or officer of this Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, member of any governing or decision–making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

(3)  An individual who, while a director or officer of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

(4)  Unless the context requires otherwise, the estate or personal representative of a director or officer.

For purposes of this Article, it shall be conclusively presumed that any director or officer of this Corporation serving as a director, officer, partner, trustee, member of any governing or decision–making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

(d)  “Derivative Proceeding” means any Proceeding by or in the right of the Corporation to procure judgment in its favor.

(e)  “Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with the defense or settlement of a Proceeding or a court determination under Section 5.8.

(f)  “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and Expenses.

(g)  “Party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

(h)  “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit or other proceeding which is brought by or in the right of the Corporation or by any other person.

(i)  “Section” unless otherwise stated, refers to the specified section in this Article V.

(j)  “Third Party Proceeding” means any Proceeding other than a Derivative Proceeding.

SECTION 5.15  Coordination with Delaware Law.    This Article V is expressly subject to Delaware laws now or hereafter in effect which mandatorily establish rights or obligations different from those set forth in this Article V and to provisions in the Articles of Incorporation adopted pursuant to, or as permitted by, existing or future Delaware laws.

ARTICLE VI

CERTIFICATES OF STOCK

SECTION 6.1  Form.    Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

SECTION 6.2  Lost Certificates.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.3  Fixing a Record Date for Stockholder Meetings.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 6.4  Fixing a Record Date for Action by Written Consent.    In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

SECTION 6.5  Fixing a Record Date for Other Purposes.    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

SECTION 6.6  Subscriptions for Stock.    Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.1  Dividends.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 7.2  Contracts.    The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.3  Loans.    The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

SECTION 7.4  Fiscal Year.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SECTION 7.5  Corporate Seal.    The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.6  Voting Securities Owned By Corporation.    Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

SECTION 7.7  Inspection of Books and Records.    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

SECTION 7.8  Section Headings.    Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 7.9  Inconsistent Provisions     In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

SECTION 8.1  Express Amendment.    These by-laws may be altered, amended or repealed and new by-laws may be adopted by the stockholders or the board of directors at any regular or special meeting thereof. No by-law adopted by the stockholders shall be amended or repealed by the directors if the by-law so adopted so provides.

SECTION 8.2  Implied Amendment.    Any action taken or authorized by the stockholders or by the board of directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by a vote that would be sufficient to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.